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                                                                    Exhibit 23.7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 27, 1998 included in CTG Resources, Inc.'s Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this Registration Statement.

                                                     /s/ Arthur Andersen LLP

Hartford, Connecticut
August 16, 1999